SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of May 31, 2013 ("Agreement"), by and among TOP TO BOTTOM PRESSURE WASHING, INC., a Florida corporation ("Company"), the initial stockholders listed in Exhibit A (collectively "Initial Stockholders") and EVOLVE BANK AND TRUST, TRUST SERVICES. ("Escrow Agent").

WHEREAS, the Company has resolved to conduct an S-1 registration statement of its Common Stock, all as more fully described in the Company's Prospectus ("Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-185174) under the Securities Act of 1933, ("Registration Statement"), filed on November 28, 2012, and all amendments thereto and declared effective on the effective date ("Effective Date").

WHEREAS, the Initial Stockholders have agreed that in the event they choose to sell their shares they shall notify the company and the Escrow Agent and shall deposit their shares of Common Stock of the Company into the Top to Bottom Pressure Washing Escrow Account, trust account number 1097000265, as set forth opposite their respective names in Exhibit A attached hereto (collectively the "Escrow Securities"), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS HEREBY AGREED:

1. **Appointment of Escrow Agent.** The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. **Deposit of Escrow Securities.** On or before the Sale Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his, her or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement.

   2.1. ***Deposited Securities.*** Each Initial Stockholder acknowledges that the certificate representing his, her or its Escrow Securities is legended and such legend shall be removed only upon notification to the company and the Escrow Agent that the Shareholder desires to sell their shares and provide and attorney opinion letter to remove the restricted legend for the purchaser. The Shareholder shall deposit with the Escrow Agent their certificate upon notification that they desire to sell their shares. The identity of the Purchasers shall be included on the stock certificates or other documents evidencing such securities. All securities and funds deposited into the escrow account shall be held for the benefit of the Purchasers.

   All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

   Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, of Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

   Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; *Provided however,* that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

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2.2. ***Rights of Purchasers in Escrow Securities.***

2.2.1. Voting Rights. Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers of the securities who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.

2.2.2. Restrictions on Transfer. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 *et seq.*), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 *et seq.*), or the rules thereunder.

3. **Deposits of Cash.** The Company will cause to be delivered to the Escrow Agent from time to time any and all consideration received from purchasers for the purchase of the Escrow Securities (the "Escrow Funds"). All offering proceeds shall be deposited promptly into the escrow or trust account.

3.1. Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

3.2. Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

3.3. Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released (returned) to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the Initial Shareholders, interest or dividends earned on such funds up to the date of release may be released to the Initial Shareholders.

3.4. The Company will not receive any of the proceeds deposited in the trust account.

4. **Release of Deposited Funds and Securities.**

4.1. ***Post-effective amendment for acquisition agreement.*** Upon execution of an agreement for the acquisition of a business or assets that will constitute the business (or a line of business) of the Company and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the Company shall file a post-effective amendment that:

4.1.1. Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the Company and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and

4.1.2. Discloses the terms of the offering as described pursuant to paragraph (e)(2) of this section.

4.2. ***Terms of the offering.*** The terms of the offering must provide, and the Company must satisfy, the following conditions.

4.2.1. Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

4.2.2. Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in

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writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

4.2.3. The acquisition(s) meeting the criteria set forth in paragraph 4.1 of this section will be consummated if a sufficient number of purchasers confirm their investments; and

4.2.4. If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

4.3. ***Conditions for release of deposited securities and funds.*** Funds held in the escrow or trust account may be released to the Initial Shareholders and securities may be delivered to the purchasers or other registered holder identified on the deposited securities only at the same time as or after:

4.3.1. The Escrow Agent or trustee has received a signed representation from the Company, together with other evidence acceptable to the Escrow Agent or trustee, that the requirements of paragraphs 4.1 and 4.2 of this section have been met; and

4.3.2. Consummation of an acquisition(s) meeting the requirements of paragraph 4.2.3 of this section.

4.3.3. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 4.

4.4. ***Conditions for return of deposited securities and funds.*** If a consummated acquisition meeting the requirements Section 4 has not occurred by a date 18 months after the effective date of the initial registration statement,

4.4.1. <u>The funds</u> held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

4.4.2. <u>The securities</u> held in the escrow or trust account shall be returned by first class mail or equally prompt means to the Initial Shareholders within five business days following that date.

5. Concerning the Escrow Agent.

5.1. ***Good Faith Reliance.*** The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2. ***Indemnification.*** The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In

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the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3. ***Compensation.*** The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

5.4. ***Further Assurances.*** From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5. ***Resignation.*** The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor Escrow Agent appointed by the Company, the Escrow Securities held hereunder. If no new Escrow Agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6. ***Discharge of Escrow Agent.*** The Escrow Agent shall resign and be discharged from its duties as Escrow Agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor Escrow Agent as provided in Section 5.5.

5.7. ***Liability.*** Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1. ***Governing Law.*** This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction (whether of the State of Florida or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Florida). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida or the United States District Court for the Middle District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.5 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.2. ***Entire Agreement.*** This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

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6.3. ***Headings.*** The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4. ***Binding Effect.*** This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5. ***Notices.*** Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Top to Bottom Pressure Washing, Inc.
6371 Business Blvd., No. 200
Sarasota, FL 34240

If to a Stockholder, to his or her address set forth in Exhibit A.

and if to the Escrow Agent, to:

Evolve Bank and Trust
6070 Poplar Avenue, Suite 100
Memphis, TN 38119

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6. ***Counterparts.*** This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

WITNESS the execution of this Agreement as of the date first above written.

TOP TO BOTTOM PRESSURE WASHING, INC.

By: [signature]

Name: Douglas P. Zolla
Title: President & CEO

INITIAL STOCKHOLDERS:

[signature]

Douglas P. Zolla

[signature]

Michael J. Daniels

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Soren Asadov

Catherine A. Bradaick

JoAnne L. Bradaick

Kristen Bradaick

Paul J. Bradaick

Larry Chapman

William Eckert

Lynnette J. Harrison

Belvey Harrison

William B. Harrison II

NOW DECEASED

Wilma J. Harrison

William B. Harrison

Heather Hedrick

Donald Hejmanowski, JTWROS

Catherine Hejmanowski, JTWROS

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Leo Hejmanowski

Shirley Hejmanowski

Deborah Igoe

Mark Kepes

Deborah Kepes

Kristi Montas

Marisu Neel

Jerry Neel, Jr.

Lydia Patton

William H. Patton

John Paquette

Evan Scutero

Joseph Scutero

Ruth Scutero

Initial

Martin J Mink

James F. Strauser

Jennifer Thomas

Patrick A. Thomas

Karen Wolfson

EVOLVE BANK AND TRUST, TRUST SERVICES

By: ______________________

Name: Jennifer Nelson

Title: Vice President, Trust Officer

EXHIBIT A

Name and Address of Initial Stockholders	Number of Shares	Stock Certificate Number
Douglas P. Zolla	500,000	2002
Michael J. Daniels	4,000,000	2001
Soren Asadov	50,000	2011
Catherine A. Bradaick	50,000	2003
JoAnne L. Bradaick	50,000	2008
Kristen Bradaick	50,000	2007
Paul J. Bradaick	50,000	2006
Larry Chapman	50,000	2019
William Eckert	50,000	2015
Lynnette J. Harrison	50,000	2021
William B. Harrison II and Belvey Harrison	50,000	2023
William B. and Wilma J. Harrison	50,000	2022
Heather Hedrick	50,000	2026
Donald and Catherine Hejmanowski, JTWROS	50,000	2024
Leo and Shirley Hejmanowski	50,000	2025
Deborah Igoe	50,000	2014
Mark and Deborah Kepes	50,000	2030
Martin J. Mink	50,000	2017
Kristi Montas	50,000	2029
Marisu Neel	50,000	2009
Jerry Neel, Jr.	50,000	2010
Lydia Patton	50,000	2004
William H. Patton	50,000	2005
John Paquette	50,000	2027
Evan Scutero	50,000	2020
Joseph and Ruth Scutero	50,000	2016
James F. Strauser	50,000	2028
Jennifer Thomas	50,000	2012
Patrick A. Thomas	50,000	2013
Karen Wolfson	50,000	2018
TOTAL	5,900,000	

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